As filed with the Securities and Exchange Commission on August 10, 2007.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
QUICKSILVER GAS SERVICES LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	56-2639586 (I.R.S. Employer Identification No.)
777 West Rosedale Street
Fort Worth, Texas 76104
(817) 665-5000
(Address of Principal Executive Offices)
2007 Equity Plan
(Full Title of the Plan)
John C. Cirone, Esq.
Senior Vice President and General Counsel
Quicksilver Gas Services GP LLC
777 West Rosedale Street
Fort Worth, Texas 76104
(Name and Address of Agent For Service)
(817) 665-5000
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Mark E. Betzen, Esq.
Jones Day
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount	Offering	Aggregate	Amount of
Securities to	to be	Price per	Offering	Registration
be Registered	Registered (1)	Unit (2)	Price (2)	Fee
Common units representing limited partner interests	750,000	$21.28	$15,960,000.00	$490

(1)	Represents the maximum number of common units of the registrant issuable pursuant to our 2007 Equity Plan. Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under our 2007 Equity Plan as a result of the antidilution provisions contained therein.

(2)	The registration fee with respect to these common units has been computed in accordance with paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act of 1933, based upon the average of the reported high and low sale prices per common unit on NYSE Arca on August 9, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.
     In accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8, the information required by this item has been omitted from this registration statement.
Item 2. Registrant Information and Employee Plan Annual Information.
     In accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8, the information required by this item has been omitted from this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     This registration statement incorporates herein by reference the following documents, which have been filed with the Securities and Exchange Commission by us:
(a) our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 on August 8, 2007; and
(b) the description of our common units contained in our Registration Statement on Form 8-A filed on July 31, 2007, including any amendments thereto.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.
     Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.
     Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.
     We will enter into indemnification agreements with the officers and directors of our general partner. Additionally, the directors and officers of our general partner will be covered by the indemnification provisions of the directors’ and officers’ insurance policy of Quicksilver Resources Inc.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Quicksilver Gas Services LP (filed as Exhibit 3.1 to our Registration Statement on Form S-1, File No. 333-140599, filed February 12, 2007 and included herein by reference).
4.2	First Amended and Restated Limited Partnership Agreement of Quicksilver Gas Services LP (filed as Appendix A to our Registration Statement on Form S-1/A, File No. 333-140599, filed July 25, 2007 and included herein by reference).
4.3	Certificate of Formation of Quicksilver Gas Services GP LLC (filed as Exhibit 3.3 to our Registration Statement on Form S-1, File No. 333-140599, filed February 12, 2007 and included herein by reference).
4.4	First Amended and Restated Limited Liability Company Agreement of Quicksilver Gas Services GP LLC (filed as Exhibit 3.4 to our Registration Statement on Form S-1/A, File No. 333-140599, filed July 25, 2007 and included herein by reference).
5.1	Opinion of John C. Cirone.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Schlumberger Data and Consulting Services.
23.3	Consent of W.D. Von Gonten & Company.
23.5	Consent of John C. Cirone (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
99.1	2007 Equity Plan.
Item 9. Undertakings.
(2) The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(3) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, County of Tarrant, State of Texas, on August 10, 2007.

QUICKSILVER GAS SERVICES LP
By:	Quicksilver Gas Services GP LLC,
its general partner

By:	/s/ Philip Cook
Philip Cook
Senior Vice President — Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Thomas F. Darden, Philip Cook and John C. Cirone, and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him and his name, place and stead, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
(of Quicksilver Gas Services GP LLC)

/s/ Thomas F. Darden Thomas F. Darden	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2007

/s/ Glenn Darden Glenn Darden	Chairman of the Board	August 10, 2007

/s/ Philip Cook Philip Cook	Senior Vice President — Chief Financial Officer and Director (Principal Financial Officer)	August 10, 2007

/s/ D. Wayne Blair D. Wayne Blair	Vice President — Chief Accounting Officer (Principal Accounting Officer)	August 10, 2007

/s/ Alvin Bledsoe Alvin Bledsoe	Director	August 10, 2007

/s/ Paul J. Cook Paul J. Cook	Director	August 10, 2007

/s/ Philip D. Gettig Philip D. Gettig	Director	August 10, 2007

/s/ John W. Somerhalder II John W. Somerhalder II	Director	August 10, 2007

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Quicksilver Gas Services LP (filed as Exhibit 3.1 to our Registration Statement on Form S-1, File No. 333-140599, filed February 12, 2007 and included herein by reference).
4.2	First Amended and Restated Limited Partnership Agreement of Quicksilver Gas Services LP (filed as Appendix A to our Registration Statement on Form S-1/A, File No. 333-140599, filed July 25, 2007 and included herein by reference).
4.3	Certificate of Formation of Quicksilver Gas Services GP LLC (filed as Exhibit 3.3 to our Registration Statement on Form S-1, File No. 333-140599, filed February 12, 2007 and included herein by reference).
4.4	First Amended and Restated Limited Liability Company Agreement of Quicksilver Gas Services GP LLC (filed as Exhibit 3.4 to our Registration Statement on Form S-1/A, File No. 333-140599, filed July 25, 2007 and included herein by reference).
5.1	Opinion of John C. Cirone.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Schlumberger Data and Consulting Services.
23.3	Consent of W.D. Von Gonten & Company.
23.5	Consent of John C. Cirone (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
99.1	2007 Equity Plan.